UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 13, 2016

GI DYNAMICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-55195	84-1621425
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

355 Congress Street

Boston, MA 02210

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (781) 357-3300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02	Unregistered Sale of Equity Securities

On December 13, 2016 EST (which is December 14, 2016 AEDT), GI Dynamics, Inc. (the “Company”) announced that it had received commitments for a private placement of 69,865,000 fully paid CHESS Depositary Interests (“CDIs”) of the Company (representing 1,397,300 shares of common stock) at an issue price of A$0.022 per CDI to sophisticated and professional investors in Australia and certain other jurisdictions, all of whom are non-U.S. persons (as defined in Regulation S (“Regulation S”) of the Securities Act of 1933 (the “Securities Act”)), to raise approximately A$1.5 million (the “Private Placement”). These CDIs are available for issue under the Company’s 15% placement capacity under Australian Securities Exchange (“ASX”) Listing Rule 7.1 and will rank equally in all respects with the Company’s CDIs on issue at the date of allotment. The Company expects that they will be issued on or around December 19, 2016 EST (which is December 20, 2016 AEDT). In connection with the Private Placement, on December 12, 2016 AEDT the Company requested that a trading halt be implemented until December 14, 2016 AEDT with respect to all of its securities quoted on the ASX, in accordance with ASX Listing Rule 17.1.

On December 13, 2016 EST (which is December 14, 2016 AEDT), the Company also announced the terms of an offer to eligible shareholders of the Company with a registered address in Australia or New Zealand (the “Eligible Shareholders”) , all of whom are non-U.S. persons (as defined in Regulation S), under a Security Purchase Plan (the “SPP”) to raise up to a maximum of A$987,910. Under the SPP, each Eligible Shareholder who held CDIs in the Company at the record date of December 13, 2016 (AEDT) will, subject to the terms of the SPP, be entitled to acquire up to approximately A$15,000 of new CDIs, which will rank equally in all respects with the CDIs of the Company on issue at the date of their allotment (the “SPP CDIs”). The SPP CDIs will be offered at an issue price of A$0.022 per CDI. If, however, subscriptions under the SPP exceed the maximum, the Company will scale back the number of SPP CDIs to be issued to each Eligible Shareholder in any such manner as it determines. If applications are scaled back, any excess application monies will be refunded without interest.

The securities to be sold in the Private Placement and pursuant to the SPP have not been registered under the Securities Act and are to be issued under an exemption from the registration requirements of the Securities Act afforded by Regulation S. The securities may not be offered or sold in the United States in the absence of an effective registration statement or exemption from applicable registration requirements.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

See Exhibit Index attached hereto, which is incorporated by reference herein.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GI DYNAMICS, INC.

Dated: December 16, 2016	/s/ James Murphy
James Murphy
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press release issued by the Company on December 13, 2016.